As Filed with the Securities and Exchange Commission on July 3, 1997
                     Registration Statement No. 333-14655


                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                         ____________________________

                                POST-EFFECTIVE
                                AMENDMENT NO. 1
                                      TO
                                   FORM S-1
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                           _________________________

                             FLANDERS CORPORATION
                 Previously known as Elite Acquisitions, Inc.
            (Exact name of registrant as specified in its charter)

     NORTH CAROLINA                      3564                     13-3368271
(State of Incorporation)   (Primary standard industrial code)  (I.R.S. Employer
                                                          Identification Number)

                           531 Flanders Filters Road
                       Washington, North Carolina 27889
                                (919) 946-8081
              (Address, including zip code, and telephone number,
            including area code, of registrant=s principal offices)

                                Steven K. Clark
                             Flanders Corporation
                           531 Flanders Filters Road
                       Washington, North Carolina 27889
                                (919) 946-8081
               (Name, address, including zip code, and telephone
              number, including area code, of agent for service)

                                   copy to:

                               William C. Gibbs
                             Snell & Wilmer L.L.P.
                         111 East Broadway, Suite 900
                           Salt Lake City, UT 84111
                                (801) 237-1900

                                  SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Washington, State of North Carolina on the 3rd day of July, 1997.


                                    FLANDERS CORPORATION


                                    By:             *
                                        Robert R. Amerson
                                        President, Chief Executive Officer


Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to this Registration Statement has been signed below by the following persons in the capacity and on the dates indicated.


        Signature                         Title                        Date


           *                 President, Chief Executive Officer     July 3, 1997
    Robert R. Amerson


   /s/ Steven K. Clark       Chief Financial Officer and Chief      July 3, 1997
   *   Steven K. Clark       Accounting Officer


           *                 Chairman of the Board                  July 3, 1997
    Thomas T. Allan


           *                 Director, Vice President of            July 3, 1997
    Gustavo Hernandez        Operations


           *                 Director                               July 3, 1997
    William M. Claytor


           *                 Director                               July 3, 1997
    William H. Clark


  /s/ Steven K. Clark                                               July 3, 1997
  *   Steven K. Clark
      Attorney-in-fact

                     WITHDRAWAL OF REGISTRATION STATEMENT


This Registration Statement on Form S-1 (Registration No. 333-14655), as amended, which was originally filed with the Securities and Exchange Commission on October 23, 1996 and declared effective on January 6, 1997, registered 1,600,000 shares of common stock for the Company and 1,333,889 shares of common stock for resale on behalf of certain selling shareholders of the Company (the "Selling Shareholders"). The Company has issued all of the 1,600,000 shares of the Company=s common stock pursuant to the Registration Statement. The Selling Shareholders have not sold their shares and the financial information contained in the Registration Statement is outdated. To avoid the need to file periodic post-effective amendments to the Registration Statement, the Company has determined to delist the Selling Shareholder=s shares from the Registration Statement and include the shares of the Selling Shareholders in a Form S-3 registration statement which will allow the Company to incorporate by reference updated financial information filed as part of the Company=s regular 34 Act compliance reporting. Accordingly, the Company hereby withdraws 1,333,889 shares of common stock that were registered for resale on behalf of the Selling Shareholders pursuant to the Registration Statement.